UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2005

THE PROVIDENCE SERVICE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50364	86-0845127
(Commission File Number)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson Arizona	85711
(Address of Principal Executive Offices)	(Zip Code)

(520) 747-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 13, 2005, we entered into a purchase agreement with Children’s Behavioral Health, Inc., or CBH, a Pennsylvania based provider of home and school based social services for children, Nulton Diagnostic & Treatment Center, P.C. and Larry J. Nulton, an individual, pursuant to which we acquired all of the equity interest in CBH from Mr. Nulton. The purchase price, as more fully described in Item 2.01 Completion of Acquisition or Disposition of Assets below, was negotiated by the parties at arms length. In connection with this transaction, Mr. Nulton also received certain piggyback registration rights pursuant to a registration rights agreement. The information contained in Item 2.01 below is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 13, 2005, we acquired all of the equity interest in CBH for a total purchase price of approximately $14.5 million, subject to adjustments contained in the purchase agreement attached hereto as Exhibit 2.1. The purchase price consisted of $10.0 million in cash, 117,371 shares of our unregistered common stock valued at $3.0 million, and an unsecured, subordinated promissory note in the principal amount of approximately $776,000 after deducting certain credits related to preliminary working capital adjustments of approximately $724,000. The number of shares of our unregistered common stock issued in connection with this transaction and the principal and accrued interest thereon related to the promissory note may subsequently be adjusted in accordance with the terms and conditions of the purchase agreement. The purchase agreement contains representations, warranties, covenants and indemnifications typical for transactions of this type.

The cash portion of the purchase price was funded through our credit facility with Healthcare Business Credit Corporation, or HBCC. Borrowings under this credit facility bear interest at an annual rate equal to the prime rate in effect from time to time plus 2.5% and all unpaid principal and any accrued and unpaid interest are due December 1, 2006. The principal balance under this credit facility is paid in consecutive monthly installments. If certain events of default including, but not limited to, failure to pay any installment of principal or interest when due, failure to pay any other charges, fees, expenses or other monetary obligations owing to HBCC when due, particular covenant defaults, as more fully described in the Amended and Restated Loan and Security Agreement with HBCC dated as of September 30, 2003, occur, HBCC may declare all unpaid principal and any accrued and unpaid interest and all fees and expenses immediately due. Under the Amended and Restated Loan and Security Agreement, any initiation of bankruptcy or related proceedings, assignment or sale of any asset or failure to remit any payments received by us on account to HBCC will accelerate all unpaid principal and any accrued and unpaid interest and all fees and expenses. In addition, if we default on certain of our indebtedness including the promissory note issued in connection with this acquisition, it could trigger a cross default under the Amended and Restated Loan and Security Agreement whereby HBCC may declare all unpaid principal and accrued and unpaid interest, other charges, fees, expenses or other monetary obligations immediately due.

The unsecured, subordinated promissory note in the principal amount of approximately $776,000 was issued to Mr. Nulton. The promissory note can be adjusted upwards to a total principal amount of $1.5 million or adjusted downward to zero in accordance with the terms and conditions of the purchase agreement. The promissory note bears interest of 5% with interest payable semi-annually beginning December 1, 2005 and all unpaid principal and any accrued and unpaid interest due June 13, 2010. Failure to pay any installment of principal or interest when due or the initiation of bankruptcy or related proceedings by us constitutes an event of default under the promissory note provisions. If a failure to pay any installment of principal or interest when due remains uncured after the time provided by the promissory note, the unpaid principal and any accrued and unpaid interest may become due immediately. In the case of bankruptcy or related proceedings initiated by us, the unpaid principal and any accrued and unpaid interest becomes due immediately.

This acquisition expands our presence in Pennsylvania and increases our children’s services component.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 2.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the acquisition of CBH described above, we issued 117,371 shares of our common stock to Larry J. Nulton as partial consideration for his interest in CBH on June 13, 2005. These securities were issued in a private placement exempt from registration pursuant to the exemption provided in Section 4(2) of the Securities Act of 1933, as amended. The private placement was completed without any general or public solicitation. The information contained in Item 2.01 above is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Any required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

(b)	Pro forma financial information.

Any required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

(c)	Exhibits.

2.1	Purchase Agreement dated as of June 13, 2005 by and between The Providence Service Corporation and Children’s Behavioral Health, Inc., Nulton Diagnostic & Treatment Center, P.C. and Larry J. Nulton, Ph.D. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

99.1	Press Release dated June 14, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: June 17, 2005	By:	/s/ MICHAEL N. DEITCH
Michael N. Deitch
Chief Financial Officer

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